Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 5 on Form S-1 of our report dated June 28, 2021, relating to the financial statements of TortoiseEcofin Acquisition Corp. III, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
June 28, 2021